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                                                                    EXHIBIT 10.4

                                 AMENDMENT NO. 1
                        TO THE 2004 STOCK INCENTIVE PLAN
                         OF CRITICAL THERAPEUTICS, INC.

   The 2004 Stock Incentive Plan (the "Plan") of Critical Therapeutics, Inc. (the "Company") is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the
Plan):

      1. Section 4(a) of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

            4. Stock Available for Awards

            (a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") that is equal to the sum of:

                  (1) 4,540,000 shares of Common Stock; plus

                  (2) such additional number of shares of Common Stock as is equal to the number of shares of Common Stock reserved for issuance under the Company's 2000 Equity Incentive Plan, as amended, and 2003 Stock Incentive Plan, as amended (the "Existing Plans"), that remain available for grant under the Existing Plans immediately prior to the closing of the Company's initial public offering; plus

                  (3) an annual increase to be added on the first day of each of the Company's fiscal years beginning January 1, 2006 and ending on the second day of fiscal year 2014, which increase shall be determined by the Board for each fiscal year prior to the first day of such fiscal year (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board); provided, however, that the amount determined by the Board may not exceed the lesser of (i) 1,333,333 shares of Common Stock and (ii) 4% of the outstanding shares of Common Stock on the first day of such fiscal year.

            Notwithstanding the foregoing, no more than 800,000 shares of Common Stock (subject to adjustment under Section 10) or such other number of shares of Common Stock as may be determined by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board, may be issued pursuant to all Awards other than Options and SARs (each as hereinafter defined). Furthermore, notwithstanding clause
      (3) above, in no event may the number of shares available under this Plan be increased as set forth in clause (3) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of the Company on the first day of the applicable fiscal year.

            If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual

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      repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

      2. Except as aforesaid, the Plan shall remain in full force and effect.

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                                        Approved by the Board of Directors
                                        on February 16, 2005.

                                        Approved by the Stockholders on
                                        June 2, 2005.

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